                                                                     [FFCA LOGO]
FRANCHISE FINANCE
CORPORATION OF AMERICA

                                 EXHIBIT 10(cc)


                                         November 13, 1997



VIA TELECOPY AND
----------------
AIRBORNE EXPRESS
----------------


Mr. William Niegsch
Max & Erma's Restaurants, Inc.
4849 Evanswood Drive
Columbus, Ohio 43329


Dear Bill:

    Max & Erma's Restaurants, Inc. ("Max & Erma's") has asked FFCA Acquisition Corporation ("FFCA") to assist Max & Erma's in adding up to five (5) new Max & Erma's restaurants to its system within the next 18 months. The land underlying some or all of these new restaurant sites (the "Land") may be purchased by FFCA and then leased to and developed by Max & Erma's pursuant to FFCA's standard form build-to-suit sale-leaseback documentation wherein FFCA purchases the Land, Max & Erma's then leases back the Land, develops the new restaurant and related improvements thereon (the "Improvements") and FFCA funds the cost of constructing the Improvements (collectively, a "Build-to-Suit Sale-Leaseback Transaction"). Max & Erma's has also advised FFCA that alternatively, some or all of these new restaurants may be existing restaurants that would be acquired by Max & Erma's from third parties and then sold to FFCA and leased back to Max & Erma's (an "Existing Store Sale-Leaseback Transaction").

    Upon the acceptance of this commitment letter (the "Commitment") by Max & Erma's, and the simultaneous acceptance of that certain refinance commitment of this date from FFCA with respect to 9 sale-leasebacks (the "Refinance Commitment"), FFCA commits to purchase and lease back to Max & Erma's up to five
(5) restaurant properties identified by Max & Erma's (individually, a "Property" and collectively, the "Properties"'), all on the terms set forth in this Commitment (individually, a "Transaction" and collectively, the "Transac-tions").

A. Basic Commitment Terms.
   -----------------------

Background:         This Commitment outlines certain basic terms and conditions of the Transactions; however, it is not meant to define all of the terms and conditions of the Transactions, which will be set forth more fully in a separate term sheet (the "Term
                    Sheet") and the final documentation for each Transaction.
                    Each Transaction is subject, among other things, to the approval by FFCA's in-house site review and valuation department of each Property and its Purchase Price and, where applicable, Development Price, the satisfaction of the conditions outlined in this Commitment, and the receipt by FFCA of all documents and other information requested by FFCA and its counsel.

Acceptance:         Max & Erma's may accept this Commitment by signing and
                    returning a copy of this Commitment and delivering a check for the Fee (as defined below) to FFCA within 10 days of the date hereof.

Fee: Max & Erma's shall pay FFCA a $15,000.00 fee for this Commitment.

Refundability       Although the Fee shall be nonrefundable and fully earned
of Fee:             when received by FFCA, all or part of the Fee may be
                    applied to the Property Commitment Fees as described in the Property Commitment Fee Sections below. Notwithstanding the foregoing, upon the expiration of the term of this Commitment if the Fee has not been fully used and applied, at the request of Max & Erma's FFCA shall either refund the fee to Max & Erma's less only FFCA's out-of-pocket expenses for Transactions that did not close, or it shall be applied to any Fee owing under any renewal or extension of this Commitment.

Transaction         Max & Erma's will notify FFCA as soon as Max & Erma's
Processing:         has identified a Property. Such notice shall include a copy of the contract or option agreement (if applicable), a de-scription of the Property (including the proposed or existing, as appropriate, Improvements) and the proposed
                    Transaction, a detailed budget for the Improvements, if applicable, and any other documents and information available regarding the Property (the "Property Notice").
                    Upon receipt of the Property Notice, FFCA will prepare a Term Sheet outlining the specific terms and conditions upon which FFCA would be willing to enter into the Transaction. FFCA's in-house site review and valuation department will not inspect any Property identified by Max & Erma's until a Term Sheet has been accepted by Max & Erma's. FFCA will not order a title insurance commitment and phase I environmental report or instruct its counsel to begin preparing any of the documentation, until FFCA has approved the Property and FFCA and Max & Erma's have agreed upon a Purchase Price and, if applicable, Development Price.

Commitment Term:    The term of this Commitment shall commence on the date
                    this Commitment is accepted and automatically expire and be of no further force or effect after April 30, 1999. Any
                    Property Notice received by FFCA after such date shall be ineffective.

Transaction         Notwithstanding anything in this Commitment to the contrary,
Amounts:            the Purchase Price and, if applicable, the Development
                    Price for each Property shall not exceed the sum of $2,023,000.00 (inclusive of the Property Commitment Fee and the financed closing costs).

Transaction Types:  Each of the Transactions shall be either an Existing Store
                    Sale-Leaseback Transaction or a Build-to-Suit Sale-Leaseback Transaction.

Property Locations: All of the Properties shall be located in the United States of America.

B. Basic Terms of Existing Store Sale-Leaseback Transaction.
   ---------------------------------------------------------

Property Commitment Max & Erma's shall pay FFCA a valuation underwriting
Fee: and processing fee equal to one-half percent (1/2%) of the sum of the Purchase Price. When Max & Erma's accepts the Property Commitment, $3,000.00 of the Fee shall be applied towards the Property Commitment Fee owing thereunder. One-half of the balance of the Property Commitment Fee shall be due upon Max & Erma's acceptance of the Property Commitment; the balance of the Property Commitment Fee shall be due at the Closing.

Documentation:      FFCA's counsel will submit to Max & Erma's FFCA's proposed form of existing store sale-leaseback documents for each approved Existing Store Sale-Leaseback Transaction.

Purchase Price:     The sum of (i) the fair market value of the Property, as
                    determined by FFCA's in-house site inspection department,
                    (ii) the Property Commitment Fee, and (iii) any other trans-action costs that may be agreed to by FFCA in its sole dis-cretion.

Closing Costs:      Max & Erma's shall pay FFCA's in-house site inspection
                    expenses and reasonable attorneys' fees as well as the cost of all environmental reports, Max & Erma's attorneys' fees, and all other closing costs, including, without limitation, all title insurance premiums, transfer taxes, stamp taxes, transfer, escrow and recording fees, real estate taxes and assessments, and survey fees. Notwithstanding the foregoing, some or all of these costs may be financed in the Purchase Price.

Lease Term:         Twenty (20) years with three (3) successive five-year
                    extension options.

Base Annual Rental: From the date of the Closing through the tenth (10th)
                    anniversary of the Closing, Base Annual Rental shall be the sum of the current ten-year U.S. Treasury Note rate in ef-fect 10 days prior to the date of the Closing initially anticipated by FFCA (as determined by a letter from FFCA to Max & Erma's) plus 3.35% times the Purchase Price, which shall be payable in equal monthly installments on the first day of each month. Commencing on the tenth (10th) anniversary of the Closing and continuing through the twentieth (20th) anniversary of the Closing, Base An- nual Rental shall be the current 10-year U.S. Treasury Note in effect 10 days prior to the tenth (1 0th) anniversary of the Closing plus 3.35% times the Purchase Price.

Additional Rent:    Commencing on the second anniversary of the Closing and
                    continuing throughout the Lease Term (including all extensions thereof), Max & Erma's shall be required to pay as Additional Rent an amount equal to the product of (i) the Base Annual Rental then in effect and (ii) the lesser of (A)
                    4.5% or (B) an amount equal to three (3) times the average increase in the U.S. Consumer Price Index during the previous two (2) years prior to such date. Such Additional
                    Rent shall be payable in equal monthly installments and shall be reset every other year thereafter based upon the total payments of Base Annual Rental and Additional Rent payable under such Lease.

Extension Option    During any extension of the Lease Term, the lease shall
Rents:              continue in effect upon its original terms except the Base
                    Annual Rental shall be the Purchase Price times the current
                    5-year U.S. Treasury Note in effect 10 days prior to the expiration of the Lease Term.

Purchase Option:    Max & Erma's shall have the option during the ninety (90)
                    days immediately preceding the 10th, 15th and 20th anni-versaries of the lease and, if applicable, during the ninety-day periods immediately preceding the end of the first, second and third extension terms, to purchase the Property for greater of (i) its fair market value, or
                    (ii) FFCA's total in vestment in the Property.


C. Basic Terms of Build-to-Suit Sale-Leaseback Transactions.
   ---------------------------------------------------------

Basic Terms:        The basic terms and conditions for each Build-to-Suit
                    Sale-Leaseback Transaction shall be the same as for the Existing Store Sale-Leaseback Transaction, except as otherwise set forth in this section.

Property            Upon Max & Erma's acceptance of each Property Commitment,
Commitment Fee:     Max & Erma's shall pay FFCA an underwriting and processing fee equal to one percent (1%) of the sum of Purchase Price and the Development Price.

Documentation:      FFCA's counsel will submit to Max & Erma's FFCA's proposed form of build-to-suit sale-leaseback transaction documentation for each approved Build-to-Suit Sale-
                    Leaseback Transaction.

Purchase Price:     The Purchase Price of the Land shall be the sum of (i) the fair market value of the Land, as such amount is determined by FFCA's in-house site review and valuation department,
                    (ii) the Property Commitment Fee, and (iii) such other transaction costs as FFCA may approve in its sole discre-tion.

Closing Costs:      Max & Erma's shall pay extents FFCA's in-house site
                    inspection and valuation expenses and attorneys' fees as well as the cost of all environmental reports, Max & Erma's attorneys' fees and all other closing costs, including, without limita-tion, all title insurance premextenums, transfer taxes, stamp taxes, transfer, escrow and recording fees, construction consultant fees, disbursement agent fees, soil report expenses, real estate taxes and assessments, and survey fees. Notwithstanding the foregoing, some or all of these costs may be financed in the Purchase Price.

Lease Term:         Approximately Twenty (20) years and four (4) months with
                    three (3) successive five-year extension options.

Base Annual Rental: From the date of the Closing through the tenth (10th)
                    anniversary of the Closing, Base Annual Rental shall be the sum of the current ten-year U.S. Treasury Note rate in ef-fect 10 days prior to the date of the Closing initially anticipated by FFCA (as determined by a letter from FFCA to Max & Erma's) plus 3.35% times the Purchase Price, which shall be payable in equal monthly installments on the first day of each month. Commencing on the tenth (l0th) anniversary of the Closing and continuing through the twentieth (20th) anniversary of the Closing, Base Annual Rental shall be the current 10-year U.S. Treasury Note in effect 10 days prior to the tenth (10th) anniversary of the Closing plus 3.35% times the Purchase Price.

Additional Rent:    Commencing on the second anniversary of the Closing, Max &
                    Erma's shall be required to pay as Additional Rent an amount equal to the product of (i) the Base Annual Rental then in effect and (ii) the lesser of (A) 4.5% or (B) an amount equal to three (3) times the average increase in the U.S.
                    Consumer Price Index during the previous two (2) years prior to such date. Such Additional Rent shall be payable in equal monthly installments and shall be reset every other year thereafter based upon the total payments of Base Annual
                    Rental and Additional Rent payable under such Lease.

Development Price:  After purchasing and leasing the Land at each Property back to Max & Erma's, FFCA will agree to fund the cost to construct the Improvements, as approved by FFCA in its sole discretion.

Basic Construction  Max & Erma's, FFCA and Lawyers Title Insurance Corporation
Funding Terms:      (" Title Company") will enter into FFCA's standard form
                    disbursement agreement wherein FFCA will agree to fund the Development Price in progress payments through

                    Title Company and Max & Erma's will agree to complete the Improvements as provided therein.

D. Other Material Transaction Terms.
   ---------------------------------

Cross-Default:      The sale-leaseback agreements, leases, disbursement
                    agreements and any other agreements between FFCA and Max &
                    Erma's with respect to the Transactions shall be cross-defaulted with all other leases, loan agreements, notes, mortgages, deeds of trust and other agreements now or here-after entered into between (i) FFCA, Franchise Finance
                    Corporation of America or any of its other subsidiaries and affiliates, on the one hand, and (ii) Max & Erma's or any of its subsidiaries or affiliates, on the other hand.

Right-of-First      Max & Erma's shall afford FFCA the right to purchase and
Offer:              lease back each Property before Max & Erma's solicits or
                    considers offers from any other investor or lender.

E. Other Matters.
   --------------

    THE FOREGOING SUMMARY OF BASIC TERMS AND CONDITIONS IS NOT MEANT TO BE NOR SHOULD IT BE CONSTRUED AS AN ATTEMPT TO DEFINE ALL OF THE TERMS AND CONDITIONS REGARDING THE TRANSACTIONS. INSTEAD, IT IS INTENDED ONLY TO OUTLINE CERTAIN BASIC POINTS OF THE BUSINESS UNDERSTANDING AROUND WHICH LEGAL DOCUMENTATION WILL BE STRUCTURED. THE OUTLINED TERMS AND CONDITIONS ARE SUBJECT TO FINAL DOCUMENTATION SATISFACTORY TO ALL PARTIES AND COMPLETE LEGAL REVIEW AND
APPROVAL OF ALL PERTINENT MATTERS.

    This Commitment and the Transactions contemplated hereby (i) shall be subject to, in FFCA's sole judgment, there being no material adverse change in Max & Erma's financial condition, (ii) shall not be assignable by Max & Erma's or relied upon by any third party without the prior written consent of FFCA, and (iii) shall be governed by the internal laws of the State of Arizona, without giving effect to conflict of law principles. This Commitment may be assigned by FFCA without the consent of Max & Erma's. Within forty-five days following the end of each quarter during the Commitment Term, Max & Erma's shall provide FFCA with Max & Erma's financial statements for the preceding quarter. The closing of the purchase and lease transactions involved in any Transaction are not severable and the closing of one shall be conditioned upon the closing of the other. The sale, leaseback and, if applicable, Development Price cost disbursement portions of each Transaction shall constitute a sale and "true lease" and not a transaction creating a financing lease, equitable mortgage, deed of trust, security agreement, trust agreement or other financing or trust arrangement. This Commitment (i) su-persedes any previous discussions, agreements and/or proposal/commitment letters relating to the Transactions, including, but not limited to, those certain commitment letters dated November 3, 1997 and November 10, 1997 and (ii) may only be amended by a written agreement executed by FFCA and Max & Erma's. FFCA reserves the right to cancel this Commitment in the event Max & Erma's has made any misrepresentations or has withheld any information with regard to the Transactions.

    ANY ACTION ARISING OUT OF THIS COMMITMENT SHALL BE PROSECUTED ONLY IN THE STATE OR FEDERAL COURTS LOCATED IN THE STATE OF ARIZONA. FFCA AND MAX & ERMA'S WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION ARISING OUT OF THIS COMMITMENT. MAX & ERMA'S WAIVE ANY RIGHT IT HAS OR MAY
HAVE TO SEEK OR RECOVER FROM FFCA OR ANY OF ITS AFFILIATES, OFFICERS, DIRECTORS AND EMPLOYEES ANY AWARD OF SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE
DAMAGES IN CONNECTION WITH ANY DEFAULT BY FFCA UNDER THIS COMMITMENT.

    Please indicate Max & Erma's acceptance of this Commitment by having a copy of this Commitment signed and returned to FFCA to the attention of Michelle D. Stewart, FFCA Acquisition Corporation, 17207 North Perimeter Drive,
Scottsdale, Arizona 85255, together with: a check for $15,000.00 payable to "FFCA Acquisition Corporation"; an executed copy of the Refinance Commitment; and a check in the amount required to be paid thereunder, within ten (10) days from the date hereof or this Commitment will automatically expire.

                              FFCA Acquisition Corporation,
                              a Delaware corporation


                              /s/ Mark E. Wood
                              Mark E. Wood
                              Vice President, Corporate Finance


ACCEPTED AND AGREED TO on this 14th day of November, 1997.


Max & Erma's Restaurants, Inc.,
a Delaware corporation


By /s/ William C. Niegsch, Jr.
  --------------------------------

Name William C. Niegsch, Jr.
    ------------------------------

Title Exec. V.P. & C.F.O
     -----------------------------

                                   EXHIBIT A
                                   ---------


                                  TERM SHEET

    This Term Sheet is subject to the terms and conditions of that certain commitment letter dated November 13, 1997, between FFCA Acquisition Corporation ("FFCA"), and Max & Erma's Restaurants, Inc. ("Max & Erma's") (the "Commitment Letter"). In the event of any conflict between the provisions of the Commitment Letter and the terms of this Term Sheet, the terms of the Commitment Letter shall prevail. Any capitalized term used herein without definition shall have the same meaning given in the Commitment Letter.


Date:
                                   ---------------------------------------------
Buyer/Lessor:                      FFCA.

Seller/Lessee:                     Max & Erma's.

Property Location:
                                   ---------------------------------------------

                                   ---------------------------------------------

Property Legal Description:        See attached Exhibit "A".
                                                ------------
Transaction Type (indicate one):       Existing Store Sale-Leaseback Transaction

                                   ----
                                       Build-to-Suit Sale-Leaseback Transaction
                                   ----

Property Commitment Fee:           $________  minus a portion of the Preferred
                                   Client Commitment Fee of
                                   $3,000.00 = $___________;
                                   $___________ is due upon execution of this
                                   Term Sheet and $______________ is due at
                                   the Closing.
Purchase Price:                    $
                                   ---------------------------------------------
[Development Price:                $                                           ]
                                   --------------------------------------------

Base Annual Rental:                See Commitment Letter.

Additional Rental :                See Commitment Letter.

Outside Closing Date:
                                   ---------------------------------------------

    The Property [and] Purchase Price [and Development Price] referenced above are subject to the approval of FFCA's in-house site inspection and valuation department. FFCA will promptly notify Max & Erma's of the results of such site inspection.

ACCEPTED AND AGREED TO this ____day of ________, 199__.

FFCA:                                        MAX & ERMA'S
FFCA ACQUISITION CORPORATION,                MAX & ERMA'S RESTAURANTS, INC.,
a Delaware corporation                       a Delaware corporation
By:                                          By:
   ----------------------------                 -----------------------------
Name:                                        Name:
     --------------------------                   ---------------------------
Title:                                       Title:
      -------------------------                    --------------------------